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           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,

                                  as Purchaser,

                                       and

                           FIRST UNION NATIONAL BANK,

                                   as Seller,



                        MORTGAGE LOAN PURCHASE AGREEMENT

                          Dated as of February 1, 1999


                        FURST MORTGAGE LOAN TRUST 1999-A

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                                Table of Contents

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                                                                                                               ----

ARTICLE I   DEFINITIONS...........................................................................................1
         Section 1.1 Definitions..................................................................................1

ARTICLE II  SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE.....................................................2
         Section 2.1 Sale of Mortgage Loans.......................................................................2
         Section 2.2 Reserved.....................................................................................2
         Section 2.3 Obligations of Seller Upon Sale..............................................................2
         Section 2.3 Payment of Purchase Price for the Mortgage Loans.............................................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH..................................................5
         Section 3.1 Seller Representations and Warranties........................................................5
         Section 3.2 Seller Representations and Warranties Relating to the Mortgage Loans.........................6

ARTICLE IV  SELLER'S COVENANTS....................................................................................7
         Section 4.1 Covenants of the Seller......................................................................7

ARTICLE V  SERVICING..............................................................................................7
         Section 5.1 Servicing....................................................................................7

ARTICLE VI  INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS....................................................8
         Section 6.1 Indemnification..............................................................................8

ARTICLE VII TERMINATION..........................................................................................11
         Section 7.1 Termination.................................................................................11

ARTICLE VIII  MISCELLANEOUS PROVISIONS...........................................................................12
         Section 8.1 Amendment...................................................................................12
         Section 8.2 Governing Law...............................................................................12
         Section 8.3 Notices.....................................................................................12
         Section 8.4 Severability of Provisions..................................................................13
         Section 8.5 Counterparts................................................................................13
         Section 8.6 Further Agreements..........................................................................13
         Section 8.7 Intention of the Parties....................................................................13
         Section 8.8 Successors and Assigns: Assignment of Purchase Agreement....................................14
         Section 8.9 Survival....................................................................................14

         SCHEDULE I                 MORTGAGE LOANS

         MORTGAGE LOAN PURCHASE AGREEMENT (the "Purchase Agreement"), dated as of February 1, 1999 between First Union National Bank (the "Seller") and First Union Residential Securitization Transactions, Inc. (the "Purchaser").

                               W I T N E S S E T H

         WHEREAS, the Seller is the owner of the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and Related Documents (as defined in Section 2.3 hereof) (collectively, the "Mortgage Loans"); and

         WHEREAS, the Seller, in the case of the Mortgage Loans, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans;

         WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Purchase Agreement; and

         WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of February 1, 1999 (the "Pooling and Servicing Agreement") among the Purchaser, as depositor, the Seller, as seller, as master servicer (the "Master Servicer") and as Trust Administrator, Norwest Bank Minnesota, National Association, as document custodian and as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to FURST Mortgage Loan Trust 1999-A (the "Trust Fund"); and

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS.

         All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

         SECTION 2.1 SALE OF MORTGAGE LOANS.

         The Seller, concurrently with the execution and delivery of this Purchase Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located: the Mortgage Loans, including the related Cut-Off Date Loan Balances, and all payments in respect of the Mortgage Loans received on and after the Cut-Off Date (exclusive of payments in respect of interest on the Mortgage Loans accrued prior to the Cut-Off Date and received thereafter); property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; the interest of the Seller in any insurance policies in respect of the Mortgage Loans; all rights under any guaranty executed in connection with a Mortgage Loan; and all proceeds of the foregoing.

         SECTION 2.2 RESERVED.

         SECTION 2.3 OBLIGATIONS OF SELLER UPON SALE.

         In connection with any transfer pursuant to Section 2.1 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (a) to indicate in its books and records that the related Mortgage Loans have been sold to the Purchaser or to the Trustee, as assignee of the Purchaser, as applicable, pursuant to this Purchase Agreement and (b) to deliver to the Purchaser a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the applicable Cut-Off Date, (i) its account number and (ii) the related Cut-Off Date Loan Balance. Such file, which forms a part of Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Purchase Agreement and is hereby incorporated into and made a part of this Purchase Agreement.

         The Seller agrees to prepare, execute and file UCC-1 financing statements with the Secretary of State in the State of North Carolina (which shall have been filed on or before the Closing Date with respect to the Mortgage Loans) describing the applicable Mortgage Loans and naming the Seller as debtor and, with respect to the Mortgage Loans, the Purchaser (and indicating that such loans have been assigned to the Trustee) as secured party and all necessary continuation statements and any amendments to the UCC-1 financing statements required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Trustee's interest in each Mortgage Loan, the payments thereon and the proceeds thereof.

         In connection with any conveyance by the Seller, the Seller shall on behalf, and at the direction of, the Purchaser deliver to, and deposit with, the Trustee, as Document Custodian on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents"):

                  (i) the original Mortgage Note, endorsed "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders from time to time of FURST Mortgage Loan Trust 1999-A, Mortgage Pass-Through Certificates, Series 1999-A, without recourse," signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller;

                  (ii) the original Mortgage, with evidence of recording thereon, provided, that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall cause to be delivered to the Document Custodian a certified true copy of such original Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Document Custodian promptly upon receipt of the original recorded Mortgage;

                  (iii) the original assignment of Mortgage, from the Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered holders from time to time of FURST Mortgage Loan Trust 1999-A," which assignment shall be in form and substance acceptable for recording;

                  (iv) the original attorney's opinion of title or the original policy of title insurance, provided, that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall cause to be delivered to the Document Custodian a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                  (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator of the Mortgage Loan to the Seller, provided, that if any such original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller may have delivered to the Document Custodian a certified true copy of such original assignment of Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered any such original assignments to the Document Custodian promptly upon receipt thereof; and

                  (vi) originals of all assumption and modification agreements, if any; provided, however, the Seller may deliver to the Document Custodian all of the above documents other than those referred to in clause (i) above (which shall be delivered on or before the Closing
         Date) within 60 days after the Closing Date.

         For all Mortgage Loans that were owned by the Seller on the Cut-Off Date as successor by merger to the originator or previous holder, the Seller shall deliver to the Trustee, as Document Custodian, on or before the Closing Date, an officer's certificate identifying such Mortgage Loans and the identities of the Persons (each, a "Merged Holder") that are reflected on the related Mortgage Notes and Mortgage or assignment of Mortgage as the holder, certifying that the Seller is successor by merger to each such Merged Holder and certifying as to the authority of the officer signing the endorsement referred to in clause (i) above and the assignment of Mortgage referred to in clause
(iii) above to execute the same. Such officer's certificate shall constitute part of the Mortgage File of each such Mortgage Loan.

         The Seller further hereby confirms to the Purchaser that, as of the Closing Date, it has caused the portions of the Electronic Ledger relating to the Mortgage Loans maintained by the Master Servicer to be clearly and unambiguously marked to indicate that the Mortgage Loans have been sold to the Purchaser or the Trustee as assignee of the Purchaser, as applicable.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.1.

         The parties hereto intend that (a) the transaction set forth herein with respect to the Mortgage Loans be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other related property described above and (b) in the event the transaction set forth herein with respect to the Mortgage Loans is deemed not to be a sale, the Seller shall be deemed to have granted and does hereby grant to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other related property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder, and this Purchase Agreement shall constitute a security agreement under applicable law.

         SECTION 2.4 PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.

         (a) In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, an amount equal to $212,394,583.69 (the "Purchase Price").

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH

         SECTION 3.1 SELLER REPRESENTATIONS AND WARRANTIES.

         The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Transfer Date:

               (i) It is a national banking association existing under the laws of the United States of America and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets, or condition (financial or other), (b) its performance of its obligations under this Purchase Agreement, (c) the value or marketability of the Mortgage Loans and (d) the ability to foreclose on the related Mortgaged Properties;

              (ii) It has the power and authority to make, execute, deliver and perform this Purchase Agreement and all of the transactions contemplated under this Purchase Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Purchase Agreement. When executed and delivered, this Purchase Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

             (iii) It holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Purchase Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

              (iv) The execution, delivery and performance of this Purchase Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Association or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

               (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against it or any of its properties or with respect to this Purchase Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Purchase Agreement;

              (vi) The transactions contemplated by this Purchase Agreement are in the ordinary course of business of the Seller; and

             (vii) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Files to the Document Custodian on behalf of the Purchaser.

         SECTION 3.2 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS.

         The Seller represents and warrants to the Purchaser that, as of the Closing Date with respect to the Mortgage Loans it has made the representations and warranties set forth in Section 2.6(a) of the Pooling and Servicing Agreement for the benefit of the Purchaser or the Trustee as applicable. Such representations and warranties are incorporated by reference in this Section 3.2, and the Purchaser may rely thereon as if such representations and warranties were fully set forth herein.

         With respect to the representations and warranties set fort in this
Section 3.2 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Purchaser, the Seller, the Master Servicer, the Trust Administrator or a Responsible Officer of the Trustee that the substance of any such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and with respect to any breach of such representation or warranty or of any other representation or warranty, the Seller shall cure, repurchase or substitute in accordance with the Pooling and Servicing Agreement.

         It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the respective Mortgage Files to the Document Custodian on behalf of the Purchaser.


                                   ARTICLE IV

                               SELLER'S COVENANTS


         SECTION 4.1 COVENANTS OF THE SELLER.

         (a) The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trust Fund, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.1 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (b) During the period commencing on the first day of the offering of the Senior Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates (collectively the "Offered Certificates") to the public and ending on the Closing Date, the Seller shall not, without the prior written consent of First Union Capital Markets Corp., ("FCMC") sell or enter into agreements with other underwriters (other than FCMC and PaineWebber Incorporated) to sell mortgage pass-through securities, collateralized mortgage obligations or similar securities representing interests in or secured by residential mortgage loans purchased or originated by the Seller.

                                    ARTICLE V

                                MASTER SERVICING

         SECTION 5.1 MASTER SERVICING.

         First Union National Bank will be the Master Servicer of the Mortgage Loans pursuant to the terms and conditions of the Pooling and Servicing Agreement.

                                   ARTICLE VI

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

         SECTION 6.1 INDEMNIFICATION.

         (a) The Seller agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers who have signed the registration statement, and each of its directors and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), against any and all losses, claims, damages or liabilities, joint and several, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such loss, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement under the captions: "Summary of Terms--The Mortgage Loans," "Risk Factors" (other than "--Book-Entry System; and "--Certificate Ratings"), "The Seller and the Master Servicer" and "The Mortgage Loan Pool" and the corresponding information in the "Summary of Terms" (such information, the "Seller Information"). This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

         (b) The Purchaser agrees to indemnify and hold harmless the Seller against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller for any legal or other expenses incurred by the Seller or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement other than the Seller Information. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

         (c) Promptly after receipt by any indemnified party under this Article VI of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article VI, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article VI except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article VI.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article VI consist of the Purchaser, or by the Seller, if the indemnified parties under this Article VI consist of the Seller.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 6.1(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article VI is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller, on the one hand, and the Purchaser, on the other, from the sale of the Mortgage Loans such that the Purchaser is responsible for that portion represented by the percentage that the underwriting discount with respect to the Offered Certificates (the "Underwriting Discount") bears to the sum of the Purchase Price and the Underwriting Discount and the Seller shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller. Notwithstanding anything in this paragraph (d) to the contrary, the Purchaser shall not be required to contribute an amount in excess of the amount of the Underwriting Discount.

         (e) The Seller agrees to indemnify and to hold each of the Purchaser, the Trustee, each Certificateholder and the Master Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee and any Certificateholder may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Purchase Agreement or (ii) arising from a breach by the Seller of its representations and warranties in Article III of this

Purchase Agreement. The Seller shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Purchase Agreement, the Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Master Servicer, the Seller, the Trustee and/or Certificateholder in respect of such claim.


                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 TERMINATION.

         The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's and the Purchaser's indemnity obligations as provided herein, upon the termination of the Trust Fund as provided in Article X of the Pooling and Servicing Agreement.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         SECTION 8.1 AMENDMENT.

         This Purchase Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

         SECTION 8.2 GOVERNING LAW.

         THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 8.3 NOTICES.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                      if to the Seller:

                      First Union National Bank
                      One First Union Center
                      Charlotte, North Carolina  28288
                      Attention:  Patrick J. Tadie

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                      if to the Purchaser:

                      First Union Residential Securitization Transactions, Inc. One First Union Center
                      Charlotte, North Carolina  28288-0600
                      Attention:  Patrick J. Tadie

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

         SECTION 8.4 SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions of terms of this Purchase Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Purchase Agreement and shall in no way affect the validity of enforceability of the other provisions of this Purchase Agreement.

         SECTION 8.5 COUNTERPARTS.

         This Purchase Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         SECTION 8.6 FURTHER AGREEMENTS.

         The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Purchase Agreement or in connection with the issuance of any series of Certificates representing interests in the Mortgage Loans.

         SECTION 8.7 INTENTION OF THE PARTIES.

         It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         SECTION 8.8 SUCCESSORS AND ASSIGNS: ASSIGNMENT OF PURCHASE AGREEMENT.

         The Purchase Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Purchase Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Purchase Agreement insofar as such rights relate to Mortgage Loans transferred to such Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Purchase Agreement by the Trustee under the Pooling and Servicing Agreement. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly. The parties acknowledge and agree that the Trustee is an intended third party beneficiary of this Purchase Agreement (including, specifically, the indemnification provisions of Section 6.1(e)) and that the Trustee shall be entitled to enforce the provisions of this Purchase Agreement against the parties hereto.

         SECTION 8.9 SURVIVAL.

         The representations and warranties set forth in Article III and the provisions of Article VI shall survive the purchase of the Mortgage Loans hereunder.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                             FIRST UNION RESIDENTIAL
                                             SECURITIZATION TRANSACTIONS, INC.,
                                               as Purchaser


                                             By:    /s/ Patrick J. Tadie
                                                --------------------------------
                                             Name:  Patrick J. Tadie
                                             Title:    Vice President


                                             FIRST UNION NATIONAL BANK,
                                             as Seller


                                             By:    /s/ Patrick J. Tadie
                                                --------------------------------
                                             Name:  Patrick J. Tadie
                                             Title:    Vice President

STATE OF NORTH CAROLINA    )
                           )ss.:
MECKLENBURG COUNTY         )


         On the 25th day of February, 1999 before me, a Notary Public in and for said State, personally appeared Patrick Tadie, known to me to be a Vice President of FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



/s/ Tina M. Cox
---------------------------------------
Notary Public


(NOTARIAL SEAL)


Commission Expires: 8/6/2003

STATE OF NORTH CAROLINA    )
                           )ss.:
MECKLENBURG COUNTY         )


         On the 25th day of February, 1999 before me, a Notary Public in and for said State, personally appeared Patrick Tadie, known to me to be a Vice President of FIRST UNION NATIONAL BANK, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


/s/ Tina M. Cox
---------------------------------------
Notary Public


(NOTARIAL SEAL)


Commission Expires: 8/6/2003

                                   SCHEDULE I


                                 MORTGAGE LOANS